EXHIBIT 10.4

FOURTH AMENDMENT
TO
PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT (this "Fourth Amendment") is made as of this 19th day of December, 2013, by and between TPG, L.L.C. a Louisiana limited liability company ("Seller") and ASSURED PHARMACY, INC., a Nevada corporation ("Buyer"), and amends that certain Purchase Agreement dated as of December 15, 2006 by and between Seller and Buyer, as amended (the "Purchase Agreement").

WITNESSETH

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in order to revise the payment terms for amounts due related to the purchase of the Seller’s Shares, and to set forth additional terms related to such purchase.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.           Defined Terms.  Capitalized terms used but not defined in this Fourth Amendment shall have the meanings given to them in the Purchase Agreement.

2.           Amendment.  Section 1(B) is hereby amended and restated in its entirety as follows:

(B)           The sum of $382,500 is payable or was paid as follows:

(i) $322,500 was paid by Buyer prior to the execution of this Fourth Amendment;

(ii) The outstanding balance of $60,000 is payable as follows:

(a) Six (6) consecutive monthly installments of $2,000 payable on or before the 1st of each month commencing in December 2013 through May 2014; and

(c) Sixteen (16) consecutive monthly installments of $3,000 payable on or before the 1st of each month commencing in June 2014 through October 2015;

3.           Amendment.  The Agreement is hereby amended by adding new Section 1(C) which shall read as follows:

After the execution of this Fourth Amendment To Purchase Agreement , Buyer shall issue to Seller or Seller's designee(s) 200,000 restricted shares of the Buyer’s common stock (“Initial Shares”), the initial price per share of common stock is $0.25 per share (“Initial Price”).

4.           Representations and Warranties. Each Party hereby represents and warrants, on and as of the execution date of this Fourth Amendment, that (i) the representations and warranties contained in the Purchase Agreement are true and correct in all material respects on and as of the execution date of this Fourth Amendment, both immediately before and after giving effect to this Fourth Amendment, and (ii) this Fourth Amendment has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms.

5.                      Certain Adjustments.

(a)  Stock Dividends and Stock Splits.  If Buyer, at any time prior to the completion of all payments set forth in Section 2(B) above: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any common stock equivalents), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of Buyer, then the Initial Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)  Subsequent Equity Sales.  If, at any time prior to the completion of all payments set forth in Section 2(B) above,  Buyer sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues  any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the Initial Price, subject to adjusts for stock dividends and stock splits, it will be considered a "Dilutive Issuance", then the initial stock price shall be reduced to equal the Dilutive Issuance stock price and the number of shares issued set forth in Section 3 above will be increased by multiplying the Initial Shares (200,000) by the Initial Price ($0.25 per share), then dividing by the Dilutive Issuance price for a total adjusted number of common shares. The Initial Shares of 200,000 are then subtracted from the adjusted number of common shares to determine the additional common shares  due to the Seller  ((200,000 shares x $0.25 per share) /(Dilutive Issuance price )) – 200,000 shares = additional common shares due to the Seller.  The additional common shares due to the Seller as a result of a Dilutive Issuance shall be issued to the Seller upon completion of payments set forth in Section 2 (B) above.

6.         Waiver. Seller hereby waives any and all prior defaults, late fees or other claims for obligations of Buyer that may have accrued under the Purchase Agreement or the Promissory Note between the Parties dated December 15, 2006, prior to the execution of this Fourth Amendment.

7.            Miscellaneous.

 (a)           No Other Amendments.  Except as specifically set forth in this Fourth Amendment, the Purchase Agreement shall remain in full force and effect.  Each of the Parties acknowledges and agrees that the changes to the Purchase Agreement effected by this Fourth Amendment are intended to be structural only and that nothing contained in this Fourth Amendment is intended to, nor will anything contained in this Fourth Amendment be deemed or construed to, modify the substantive rights and obligations, economic and otherwise, of the Parties as set forth in the Purchase Agreement prior to this Fourth Amendment.

(b)           References.  All references to the Purchase Agreement in the Purchase Agreement or any document or instrument executed or delivered pursuant thereto shall be deemed to be a reference to the Purchase Agreement as amended by this Fourth Amendment.

(c)           Amendment and Waiver.  This Fourth Amendment may only be amended if such amendment is set forth in a writing executed by Seller and Buyer.  No waiver of any provision of this Fourth Amendment shall be binding unless such waiver is in writing and signed by the Party against whom such waiver is to be enforced.  No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Fourth Amendment or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(d)           Severability.  Whenever possible, each provision of this Fourth Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.

(e)           No Strict Construction.  The language used in this Fourth Amendment will be deemed to be the language chosen by the Parties to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Fourth Amendment will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Fourth Amendment.

 [Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be duly executed as of the day and year first above written.

TPG, L.L.C.

By: /s/ William Davis William Davis, Manager

ASSURED PHARMACY, INC.

By:/s/ Robert DelVecchio Robert DelVecchio, Chief Executive Officer